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                                                                   EXHIBIT 10.54


                               FIRST AMENDMENT TO

                     EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

        This First Amendment to Executive Officer Employment Agreement ("First Amendment") is effective as of May 15, 2001 by and between CALLAWAY GOLF COMPANY, a Delaware corporation (the "Company") and RON DRAPEAU ("Employee").

        A. The Company and Employee are parties to a certain Executive Officer Employment Agreement effective as of September 1, 2000 (the "Agreement").

        B. The Company has promoted Employee to the positions of President and Chief Executive Officer, and given Employee the duties and responsibilities that accompany those positions.

        C. In light of the foregoing, the Company and Employee desire to amend the Agreement pursuant to Section 16 of the Agreement, in the manner set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

        1.  Section 2(a) of the Agreement is hereby amended to read as follows:

            "Employee shall serve as President and Chief Executive Officer of the Company. Employee's duties shall be the usual and customary duties of the offices in which Employee serves. Employee shall report to the Board of Directors."

        2.  Section 4(a) of the Agreement is hereby amended to read as follows:

            "The Company agrees to pay Employee a base salary at the rate of $700,000.00 per year."

        3.  Section 5(b) of the Agreement is hereby amended to read as follows:

            "Vacation. Employee shall receive five (5) weeks paid vacation for each twelve (12) month period of employment with the Company. The vacation may be taken any time during the year subject to prior approval by the Company, such approval not to be unreasonably withheld. Any unused vacation will be carried forward from year to year. The maximum vacation time Employee may accrue shall be three times Employee's annual vacation benefit. The Company reserves the right to pay Employee for unused, accrued vacation benefits in lieu of providing time off."

        4. But for the amendments contained herein, and any other written amendments properly executed by the parties, the Agreement shall otherwise remain unchanged.


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        IN WITNESS WHEREOF, the Company and Employee have caused this First
Amendment to be executed effective as of the date set forth above.

EMPLOYEE                                COMPANY

                                        Callaway Golf Company,
                                        a Delaware corporation



                                        By:
-----------------------------------        -------------------------------------
Ron Drapeau                                Steven C. McCracken, Senior Executive
                                           Vice President, Chief Legal Officer